Exhibit 10.13

Fenyang Xinxinxiangrong Trading Co., Ltd.

Distribution contract

Contract number: XR202208209

Contract signing place: Xinghuacun, Fenyang City

Distributor: Fenyang Jinqiang Wine Co., Ltd.

Signing date: August 19, 2022

Contract

Party A: Fenyang Xinxinxiangrong Trading Co., Ltd.

Party B: Fenyang Jinqiang Wine Co., Ltd.

According to the relevant provisions of the “Contract Law of the People’s Republic of China”, after equal and friendly negotiation between Party A and Party B, the following agreement has been reached for both parties to abide by.

1. Purchasing products

1. The products and prices purchased by Party B from Party A involved in this contract are recorded in each purchase order.

2. Party A agrees to supply to Party B the products with the above-mentioned product names, specifications and prices in accordance with the stipulations in this contract, and clearly knows that such objects will be used for production or sale by Party B;

3. For projects designed for the purpose of Party B’s specific requirements, or designed by Party A, Party A expressly guarantees that the design or product submitted by it is fully suitable and can fully meet the requirements put forward by Party B.

2. Order

1. Contents of the order

The order is issued by Party B, and Party A prepares the products according to the requirements of the order and arranges the shipment.

2. Change of order

Generally, no changes are made to the contents recorded in an order that has been placed. However, Party B may make changes if one of the following conditions is met:

(1) The change will not increase the delivery cost of Party A, or the aggravated part of the cost will be borne by Party B after Party A provides proof of transportation costs;

(2) The change has been communicated with Party A in advance and agreed by Party A. Changes to the order shall be notified in writing and the updated order shall prevail.

3. Withdrawal or cancellation of the order

(1) Within 4 hours after the order is issued, and before Party A indicates that it accepts the order, the order can be withdrawn, and it is deemed that the order has not occurred;

(2) Within 4 hours after the order is issued, if Party A does not express any objection or indicates that it accepts the order, the order can be cancelled under the following circumstances:

a. Party A has not made a supply plan for the order, or although a plan has been made, it has not been put into practice;

b. other conditions acceptable to both parties.

3. Product acceptance and delivery

1. Delivery and packaging requirements

Party A’s delivery location: the delivery place (Party B’s client) clearly specified by Party B in the order or the contact person of Party B to Party A, or the warehouse where Party B resides unless otherwise specified; Party A guarantees the product packaging and its internal products In good condition, meet the requirements of safe storage and transportation such as anti-corrosion and anti-rust in stock, or follow other packaging requirements instructed by Party B.

2. Acceptance criteria

When Party A delivers the product, it shall accept the appearance inspection of the product condition by Party B or Party B’s customers, and the inspection content includes the product name, specification, packaging quantity, and appearance integrity. Party B shall receive the goods according to the specified quality, technical specifications, ordering and packaging requirements.

4. Product price adjustment

1. In order to fully protect the interests of distributors, Party A has the right to adjust the price of the products due to changes in the market environment, changes in supply and demand, government policies and other special circumstances for the products stipulated in Article 2 of this Agreement. When the system is adjusted, it will strictly abide by the following commitments:

(1) Ensure that the price adjustment information is notified to Party B seven working days before the official adjustment of the product price system.

(2) Before the adjustment of the product price system (subject to the date of the official implementation of the new price system after the adjustment), Party B has already purchased, and Party A is not responsible for the price difference compensation for all the products after the price adjustment that Party B has purchased.

2. In case of special circumstances such as group purchase, Party B may also submit a written application to Party A for lowering the sales price. Party A will decide whether to approve Party B’s application after comprehensive consideration of the groups to be purchased, the quantity of the goods to be purchased, and the time of the purchase of the goods.

5. Liability for breach of contract

Party A and Party B must strictly abide by the terms stipulated in this agreement, and both parties shall not breach the contract. If one party breaches the contract and causes the other party’s economic loss, compensation shall be made according to the actual loss.

6. Dispute resolution

Disputes arising from this contract or the performance of this contract will be resolved through friendly negotiation, the negotiation between the two parties is invalid, and both parties agree to complete the lawsuit in Fenyang City.

7. Effectiveness and continuation of the contract

1. This contract is made in triplicate, Party A holds two copies and Party B holds one copy, which will take effect on the day after this contract is signed and sealed.

2. This contract is valid from August 21, 2022 to August 20, 2023, for a total of 1 year.

8. Other

1. The attachments to this contract are an integral part of this contract and have the same legal effect as this contract.

2. For matters not covered, both parties will reach an agreement through negotiation and sign a separate distribution agreement. The two parties will have the same legal effect as this contract after stamping their official seals.

Party A: (Seal)	Party B: (Seal)

Legal representative:	Legal representative:

(Agent):	(Agent):

August 19, 2022

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